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                                  EXHIBIT 23.1
                                  ------------

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of StanCorp Financial Group, Inc. on Form S-1 of our reports related to StanCorp Financial Group, Inc. and Standard Insurance Company, dated January 21, 1999 and February 12, 1999, respectively, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Portland, Oregon
February 16, 1999